Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 16, 2007

EXPLORATIONS GROUP, INC.
(Name of Registrant as specified in its charter)

Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

34 Fifteenth Street
Brooklyn, NY 11215
(718) 788-0066
(Address and telephone number of principal executive offices)

Item 3.02 - Unregistered Sales of Equity Securities

On October 16, 2007, the Registrant sold 1,866,666 shares of the Registrant’s common stock to the Registrant’s President, at a price of $0.015 per share, in exchange for the cancellation of the amount of $28,000.00 owed to the President for accrued but unpaid compensation.

On October 16, 2007, the Registrant sold 4,133,334 shares of the Registrant’s common stock to an affiliated party, at a price of $0.015 per share, in exchange for the cancellation of debt in the amount of $60,000.00 owed to such party by the Registrant.

The sales were made in reliance on Section 4(2) of the Securities Act and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to the Company that the shares were being acquired for investment.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Explorations Group, Inc.

By:	/s/ Eric Brown
By: Eric Brown, President
Dated: October 17, 2007